UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2021

Dermata Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40739	86-3218736
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3525 Del Mar Heights Rd., #322

San Diego, CA 92130

(Address of principal executive offices, including zip code)

(858) 800-2543

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.0001 per share	DRMA	The Nasdaq Capital Market
Warrants, exercisable for one share of Common Stock	DRMAW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements

On December 6, 2021, Dermata Therapeutics, Inc. (the “Company”) entered into employment agreements with each of Gerald T. Proehl, the Company’s President and Chief Executive Officer (the “Proehl Agreement”); Kyri Van Hoose, the Company’s Chief Financial Officer (the “Van Hoose Agreement”); and Maria Bedoya Toro Munera, the Company’s Senior Vice President, Regulatory Affairs and Quality Assurance (the “Munera Agreement”). The Company also entered into a first amendment to the employment agreement with Christopher Nardo, the Company’s Senior Vice President, Development (the “Nardo Amendment,” and collectively with the Proehl Agreement, the Van Hoose Agreement and the Munera Agreement, the “Employment Agreements”).

Proehl Agreement

Under the terms of the Proehl Agreement, Mr. Proehl will hold the position of President and Chief Executive Officer and receive a base salary of $350,000 annually. In addition, Mr. Proehl will be eligible to receive an annual bonus, with a target amount equal to 50% of Mr. Proehl’s base salary. The actual amount of each annual bonus will be based upon the level of achievement of certain of the Company’s corporate objectives and Mr. Proehl’s individual objectives, in each case, as established by the Company and Mr. Proehl for the calendar year with respect to which the annual bonus relates. The determination of the level of achievement of the corporate objectives and Mr. Proehl’s individual performance objectives for a year shall be made by the Company in its reasonable discretion. In addition, Mr. Proehl is eligible to receive, from time to time, equity awards under the Company’s existing equity incentive plan, or any other equity incentive plan the Company may adopt in the future, and the terms and conditions of such awards, if any, will be determined by the Company’s board of directors or Compensation Committee, in their discretion. Mr. Proehl will also be eligible to participate in any executive benefit plan or program the Company adopts.

The Company may terminate Mr. Proehl’s employment at any time without Cause (as that term is defined in the Proehl Agreement) upon four weeks prior written notice to Mr. Proehl. Mr. Proehl may terminate his employment for Good Reason (as that term is defined in the Proehl Agreement) upon 60 days written notice to the Company.

If Mr. Proehl’s employment is terminated without Cause or for Good Reason, Mr. Proehl will be entitled to receive (i) his earned but unpaid base salary through the final day of his employment, (ii) expenses reimbursable under the Proehl Agreement incurred on or prior to the last day of his employment, (iii) any amounts or benefits that are vested amounts or benefits that Mr. Proehl is entitled to receive under any of the Company’s equity compensation plans (clauses (i) through (iii) collectively, the “Accrued Obligations”), (iv) severance payments equal to 12 months of Mr. Proehl’s base salary (to be paid in a lump sum on the next regular payroll date within 60 days of Mr. Proehl’s termination), (v) a pro-rated payment equal to the annual bonus the Board determines is due, and (vi) if elected, the Company will reimburse Mr. Proehl for certain COBRA health benefits for 12 months.

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Notwithstanding the above, if Mr. Proehl’s employment is terminated without Cause or he resigns for Good Reason either within three months immediately preceding or within one year after a Change of Control (as defined in the Company’s 2021 Omnibus Incentive Plan), Mr. Proehl will receive (i) the Accrued Obligations, (ii) severance payments equal to 18 months of Mr. Proehl’s base salary (to be paid in a lump sum on the next regular payroll date within 60 days of Mr. Proehl’s termination), (iii) the targeted annual bonus amount the Board determines is due to Mr. Proehl, (iv) if elected, the Company will reimburse Mr. Proehl for certain COBRA health benefits for 18 months, and (v) Mr. Proehl will be deemed to be fully vested in all of his outstanding equity awards as of the date of his termination.

If Mr. Proehl’s employment is terminated with Cause or without Good Reason, he will be entitled to receive (i) his earned but unpaid base salary through the final day of his employment, (ii) expenses reimbursable under the employment agreement incurred on or prior to the last day of his employment, and (iii) any amounts or benefits that are vested amounts or benefits that Mr. Proehl is entitled to receive under any of the Company’s equity compensation plans.

The Company may terminate Mr. Proehl’s employment at any time for Cause upon written notice to Mr. Proehl. Mr. Proehl may voluntarily terminate his employment at any time without Good Reason upon four weeks prior written notice.

Van Hoose Agreement

As previously disclosed, on September 1, 2021, the Board appointed Kyri Van Hoose as the Company’s Senior Vice President, Chief Financial Officer. On December 6, 2021, the Company entered into the Van Hoose Agreement.

Under the terms of the Van Hoose Agreement, Ms. Van Hoose will hold the position of Senior Vice President, Chief Financial Officer and receive a base salary of $270,000 annually. In addition, Ms. Van Hoose will be eligible to receive an annual bonus, with a target amount equal to 40% of Ms. Van Hoose’s base salary. The actual amount of each annual bonus will be based upon the level of achievement of certain of the Company’s corporate objectives and Ms. Van Hoose’s individual objectives, in each case, as established by the Company and Ms. Van Hoose for the calendar year with respect to which the annual bonus relates. The determination of the level of achievement of the corporate objectives and Ms. Van Hoose’s individual performance objectives for a year shall be made by the Company in its reasonable discretion. In addition, Ms. Van Hoose is eligible to receive, from time to time, equity awards under the Company’s existing equity incentive plan, or any other equity incentive plan the Company may adopt in the future, and the terms and conditions of such awards, if any, will be determined by the Company’s board of directors or Compensation Committee, in their discretion. Ms. Van Hoose will also be eligible to participate in any executive benefit plan or program the Company adopts.

The Company may terminate Ms. Van Hoose’s employment at any time without Cause (as that term is defined in the Van Hoose Agreement) upon four weeks prior written notice to Ms. Van Hoose. Ms. Van Hoose may terminate her employment for Good Reason (as that term is defined in the Van Hoose Agreement) upon 60 days written notice to the Company.

If Ms. Van Hoose’s employment is terminated without Cause or for Good Reason, Ms. Van Hoose will be entitled to receive (i) the Accrued Obligations, (iv) severance payments equal to nine months of Ms. Van Hoose’s base salary (to be paid in a lump sum on the next regular payroll date within 60 days of Ms. Van Hoose’s termination), (v) the targeted annual bonus amount the Company’s board of directors (the “Board”) determines is due to Ms. Van Hoose, and (vi) if elected, the Company will reimburse Ms. Van Hoose for certain COBRA health benefits for nine months.

Notwithstanding the above, if Ms. Van Hoose’s employment is terminated without Cause or she resigns for Good Reason either within three months immediately preceding or within one year after a Change of Control (as defined in the Company’s 2021 Omnibus Incentive Plan), Ms. Van Hoose will receive (i) the Accrued Obligations, (ii) severance payments equal to 12 months of Ms. Van Hoose’s base salary (to be paid in a lump sum on the next regular payroll date within 60 days of Ms. Van Hoose’s termination), (iii) the targeted annual bonus amount the Board determines is due to Ms. Van Hoose, (iv) if elected, the Company will reimburse Ms. Van Hoose for certain COBRA health benefits for 12 months, and (v) Ms. Van Hoose will be deemed to be fully vested in all of her outstanding equity awards as of the date of her termination.

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If Ms. Van Hoose’s employment is terminated with Cause or without Good Reason, he will be entitled to receive (i) her earned but unpaid base salary through the final day of her employment, (ii) expenses reimbursable under the employment agreement incurred on or prior to the last day of her employment, and (iii) any amounts or benefits that are vested amounts or benefits that Ms. Van Hoose is entitled to receive under any of the Company’s equity compensation plans.

The Company may terminate Ms. Van Hoose’s employment at any time for Cause upon written notice to Ms. Van Hoose. Ms. Van Hoose may voluntarily terminate her employment at any time without Good Reason upon two weeks prior written notice.

Munera Agreement

The terms of the Munera Agreement are identical to the terms of the Van Hoose Agreement but for the following differences: (i) Ms. Munera will serve as the Company’s Senior Vice President, Regulatory Affairs and Quality Assurance, and (ii) Ms. Munera will receive a base salary of $150,000 annually.

Nardo Amendment

On August 17, 2021, the Company executed an Employment Agreement with Dr. Nardo (the “Nardo Agreement”). A form of the Nardo Agreement was filed as Exhibit 10.6 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 6, 2021. On December 6, 2021, the Company entered into the Nardo Amendment, whereby if Dr. Nardo’s employment is terminated without Cause or for Good Reason, Dr. Nardo will be entitled to receive (i) the Accrued Obligations, (iv) severance payments equal to nine months of Dr. Nardo’s base salary (to be paid in a lump sum on the next regular payroll date within 60 days of Dr. Nardo’s termination), (v) the targeted annual bonus amount the Board determines is due to Dr. Nardo, and (vi) if elected, the Company will reimburse Dr. Nardo for certain COBRA health benefits for nine months.

Notwithstanding the above, if Dr. Nardo’s employment is terminated without Cause or he resigns for Good Reason either within three months immediately preceding or within one year after a Change of Control (as defined in the Company’s 2021 Omnibus Incentive Plan), Dr. Nardo will receive (i) the Accrued Obligations, (ii) severance payments equal to 12 months of Dr. Nardo’s base salary (to be paid in a lump sum on the next regular payroll date within 60 days of Dr. Nardo’s termination), (iii) the targeted annual bonus amount the Board determines is due to Dr. Nardo, (iv) if elected, the Company will reimburse Dr. Nardo for certain COBRA health benefits for 12 months, and (v) Dr. Nardo will be deemed to be fully vested in all of his outstanding equity awards as of the date of his termination.

The foregoing descriptions of the Employment Agreements do not purport to be complete and are qualified in their entireties by reference to the complete text of each Employment Agreement, each of which are filed herewith as Exhibits 10.1 through 10.4, and are incorporated herein by reference into this Item 5.02.

Director Compensation

On December 6, 2021, the Board approved changes to the compensation paid to members of the Board’s nominating and corporate governance committee (the “Nominating Committee”). Pursuant to the changes, the Chairman of the Nominating Committee will receive an annual cash retainer of $8,000 (up from $7,500) and each non-chair member of the Nominating Committee will receive annual cash retainers of $4,000 (up from $3,750). All fees will be paid in equal quarterly installments. Compensation for members of the other committees of the Board remain unchanged.

Further, the Board approved a policy whereby each member of the Board may elect each year to receive all, 50% or none of his or her cash retainer fees for the next 12 months in restricted stock units, with any restricted stock units being issued in equal quarterly installments. The Board also approved the form of restricted stock unit award agreement, which is included as Exhibit 10.5 to this Current Report on Form 8-K, and is incorporated by reference into this Item 5.02.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement by and between Dermata Therapeutics, Inc. and Gerald T. Proehl dated December 6, 2021.
10.2	Employment Agreement by and between Dermata Therapeutics, Inc. and Kyri Van Hoose dated December 6, 2021.
10.3	Employment Agreement by and between Dermata Therapeutics, Inc. and Maria Bedoya Toro Munera dated December 6, 2021.
10.4	Amendment dated December 6, 2021 to the Employment Agreement by and between Dermata Therapeutics, Inc. and Christopher J. Nardo dated August 17, 2021.
10.5	Form of Restricted Stock Unit Award Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DERMATA THERAPEUTICS, INC.

Dated: December 10, 2021	By:	/s/ Gerald T. Proehl
Gerald T. Proehl
Chief Executive Officer

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